Exhibit 1.1

Execution Version

CureVac N.V.

(a Dutch company)

27,027,028 Common Shares

UNDERWRITING AGREEMENT

Dated: February 7, 2023

CureVac N.V.

(a Dutch company)

27,027,028 Common Shares

UNDERWRITING AGREEMENT

February 7, 2023

Goldman Sachs & Co. LLC

Jefferies LLC

SVB Securities LLC

as Representatives of the several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street
New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o SVB Securities LLC

1301 Avenue of the Americas, 12th Floor

New York, New York 10019

Ladies and Gentlemen:

CureVac N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”) confirms its agreement with Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”), SVB Securities LLC (“SVB Securities”), and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs, Jefferies and SVB Securities are acting as representatives (in such capacity, collectively, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, par value €0.12 per share, of the Company (“Common Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 4,054,054 additional Common Shares. The aforesaid 27,027,028 Common Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 4,054,054 Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 (No. 333-259613) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form F-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form F-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 P.M., New York City time, on February 7, 2023 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B-2 hereto.

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“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of or Rule 163B under the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.          Representations and Warranties.

(a)           Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Time and any Date of Delivery, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the tenth, eleven and twelfth paragraphs under the caption “Underwriting” (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

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(v) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule D hereto.

(vi) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(viii) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of each of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein in all material respects. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(ix) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Common Shares in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) Good Standing of the Company. The Company has been duly incorporated or otherwise organized and is validly existing as a corporation in good standing (where such concept exists) under the laws of the jurisdiction of its organization and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xi) Good Standing of Subsidiaries. Each of the Company’s subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly incorporated or otherwise organized and is validly existing in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify, to have such power or authority or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any security holder of such Subsidiary. The only Subsidiaries of the Company are (A) the Subsidiaries listed on Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F filed with the Commission, as updated by the 6-K filed on November 17, 2022 and (B) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). There are no authorized or outstanding phantom equity, rights to receive shares, options, conversion rights, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus. The issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the issued shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

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(xiii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement and a deed of issue (each, a “Deed of Issue”), against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (meaning that the holders of the Securities will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Securities); and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company, except as have been duly and validly waived. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or that have been waived.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the articles of association or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for any violation that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

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(xvii) Absence of Labor Dispute. Other than that which would not result in a Material Adverse Effect, (i) no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and (ii) the Company is not aware of any existing or imminent labor dispute with the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the knowledge of the Company, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of The Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone (A) adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or (B) affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or where it would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries own, possess or have the right to use, or can acquire the right to use on reasonable terms, all patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and as currently proposed to be conducted as described in the Registration Statement, the General Disclosure Package or the Prospectus, (B) to the knowledge of the Company, all Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries (such Intellectual Property, the “Company Intellectual Property”) has been duly and properly filed and maintained, is free and clear of liens or security interests, and is in full force and effect, valid, subsisting and enforceable, (C) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by any third party challenging the validity, ownership, registrability, enforceability or scope of any Company Intellectual Property and the Company is unaware of any facts which would form a reasonable basis for any such claim, (D) no third party, to the knowledge of the Company, is infringing, misappropriating or otherwise violating any Company Intellectual Property and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries against a third party regarding the foregoing, (E) (1) neither the Company nor any of its subsidiaries has received any written notice of nor, to the knowledge of the Company, has engaged in, any infringement, misappropriation or other violation of any Intellectual Property of any third party, (2) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim regarding the subject matter of the foregoing, and (3) the Company and its subsidiaries are unaware of any facts which would form a reasonable basis for any such claim, (F) to the knowledge of the Company, the parties prosecuting patent applications within the Company Intellectual Property have complied with their duty of candor and disclosure to the USPTO or foreign patent offices, as applicable, in connection with such applications and the Company is not aware of any facts required to be disclosed to the USPTO or foreign patent offices that were not disclosed and which would preclude the grant of a patent in connection with any such patent application or could form the basis of a finding of invalidity or unenforceability with respect to any patents that have issued with respect to such patent applications, (G) each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is or was involved in the creation or development of any Company Intellectual Property for or on behalf of the Company has executed a valid agreement containing an assignment or exclusive license to the Company or any of its subsidiaries of such person’s rights in and to such Company Intellectual Property, (H) the Company has taken reasonable steps in accordance with standard industry practice to maintain and protect the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the business of the Company and its subsidiaries and, to the knowledge of the Company, such confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to nondisclosure and confidentiality agreements.

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(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or where it would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of worker health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold, but excluding the Company’s or any of its subsidiaries’ products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls and Disclosure Controls. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and each of its subsidiaries maintain a system of internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

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(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.

(xxvii) Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided in accordance with GAAP. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2021 have been settled and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company in accordance with IFRS. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii) Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar documentary taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in the Netherlands or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus, or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.

(xxix) PFIC Status. Based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not believe it was a “passive foreign investment company” within the meaning of Section 1297 of the Code for the taxable year ended December 31, 2022.

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(xxx) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and of comparable size engaged in the same or similar business, and all such insurance considered to be material for operating the Company’s and its subsidiaries’ businesses is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that, in each case, would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any material insurance coverage which it has sought or for which it has applied.

(xxxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxii) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or any affiliate controlled by the Company take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxiii) No Rights of Immunity; Enforcement of Foreign Judgments. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the Netherlands, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Enforcement of Judgments” in the Registration Statement, the General Disclosure Package and the Prospectus.

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(xxxiv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any officially released sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

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(xxxix) Cybersecurity. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or where it would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, confidential data and databases (including the confidential data and information of their respective customers, employees, suppliers, vendors and any third-party confidential data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have been notified in writing, or have any knowledge, of any event or condition that is reasonably likely to result in any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data, (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards and (D) to the knowledge of the Company, the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all applicable material judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of their IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(xl) Regulatory Compliance. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Company and its subsidiaries: (i) has operated and currently operates its business in compliance in all material respects with applicable provisions of the Health Care Laws (as defined below) of the Food and Drug Administration (“FDA”), the Department of Health and Human Services (“HHS”) and any comparable foreign or other regulatory authority to which they are subject (collectively, the “Applicable Regulatory Authorities”) applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of any of the Company’s or its subsidiaries’ product candidates or any product manufactured or distributed by the Company and its subsidiaries; (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) or any licenses, certificates, approvals, clearances, exemptions, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws (“Regulatory Authorizations”); (iii) possesses all Regulatory Authorizations required to conduct its business as currently conducted, except where the failure to possess the same would not, individually or in the aggregate, have a Material Adverse Effect, and such Regulatory Authorizations are valid and in full force and effect and neither the Company nor any of its subsidiaries are in violation, in any material respect, of any term of any such Regulatory Authorizations; (iv) has not received written notice of any claim, action, suit, audit, survey, proceeding, hearing, enforcement, investigation, arbitration or other action from the Applicable Regulatory Authorities or any other third party alleging that any product of the Company is in material violation of any Health Care Laws or Regulatory Authorizations and has no knowledge that the Applicable Regulatory Authorities or any other third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received written notice that any of the Applicable Regulatory Authorities has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Regulatory Authorizations and has no knowledge that any of the Applicable Regulatory Authorities is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Regulatory Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were materially corrected or supplemented by a subsequent submission); (vii) is not a party to or have any ongoing reporting obligations pursuant to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or imposed by any Applicable Regulatory Authority; and (viii) along with its employees, officers and directors has not been excluded, suspended or debarred from participation in any government health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension or exclusion. The term “Health Care Laws” means Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396v (the Medicaid statute); the Federal Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b); the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; the criminal False Claims Act, 42 U.S.C. 1320a-7b(a); any criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286, 287, 1001, 1035, 1347 and 1349, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d et seq., (“HIPAA”); the Civil Monetary Penalties Law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; the Physician Payments Sunshine Act, 42 U.S.C. § 1320a-7h; the Exclusion Laws, 42 U.S.C. § 1320a-7; HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, 42 U.S.C. §§ 17921 et seq.; the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq.; the Public Health Service Act, 42 U.S.C. §§ 201 et seq.; each as amended, and the regulations promulgated pursuant to such laws; and any similar foreign, federal, state and local laws and regulations.

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(xli) Manufacturing and Suppliers. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in with all applicable statutes, rules, regulations and policies of the Applicable Regulatory Authorities, including, without limitation, the Health Care Laws, except for such non-compliance that would not, singly or in the aggregate reasonably be expected to result in a Material Adverse Effect.

(xlii) Studies, Tests and Trials. None of the Company’s product candidates have received marketing approval or licensure from any Applicable Regulatory Authority. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, with respect to the Company’s product candidates, including any such studies and trials that are described in the Registration Statement, General Disclosure Package and the Prospectus, or the results of which are referred to in the Registration Statement, General Disclosure Package and the Prospectus, as applicable (collectively, “Company Trials”), were, and if still pending are, to the Company's knowledge, being conducted in all material respects in accordance with the Health Care Laws, including, without limitation, current Good Clinical Practices and Good Laboratory Practices, and with standard medical and scientific research procedures and any applicable rules, regulations and policies of the jurisdiction in which such trials and studies are being conducted; the descriptions in the Registration Statement, General Disclosure Package and the Prospectus of the results of any Company Trials are accurate and complete descriptions in all material respects and fairly present the data derived therefrom; the Company has no knowledge of any other studies or trials not described in the Registration Statement, General Disclosure Package and the Prospectus, the results of which are inconsistent with or call into question the results described or referred to in the Registration Statement, General Disclosure Package and the Prospectus; the Company and each of its subsidiaries have not received, any written notices, correspondence or other communications from the Applicable Regulatory Authorities or any other governmental entity requiring or threatening the termination, material modification or suspension of Company Trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the General Disclosure Package and the Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same. No investigational new drug application or comparable submission filed by or on behalf of the Company or any of its subsidiaries has been terminated or suspended by the FDA or any other Applicable Regulatory Authority. The Company has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in a Company Trial. In using or disclosing patient information received by the Company or any of its subsidiaries in connection with a Company Trial, the Company or such subsidiary has complied in all material respects with all applicable laws and regulatory rules or requirements, including, without limitation, HIPAA and the rules and regulations thereunder. To the Company’s knowledge, none of the Company Trials involved any investigator who has been disqualified as a clinical investigator or has been found by the FDA to have engaged in scientific misconduct.

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(xliii) Maintenance of Rating. At the date of this Agreement, neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xliv) Dividend Restrictions. Other than as prohibited or restricted by law, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary. No approvals are currently required under Dutch law in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Shares subject to the approvals described under the caption “Dividends” in the Registration Statement, the General Disclosure Package and the Prospectus. Under current Dutch laws and regulations, any amount payable with respect to the Common Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out the Netherlands, subject to the restrictions described under the caption “Exchange Controls” in the Registration Statement, the General Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, all dividends and other distributions paid by the Company in respect of the common shares will not be subject to withholding or deduction of any taxes imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein and may be made without the necessity of obtaining any governmental authorization in Netherlands or any political subdivision or taxing authority thereof or therein.

(xlv) Valid Choice of Law. The Dutch courts recognize the choice of the laws of the State of New York to govern the obligations of the Company under this Agreement, and accordingly the Dutch courts will determine the enforceability of those obligations by reference to the laws of the State of New York. The agreement conferring jurisdiction in this Agreement will be recognized under Dutch law, and given effect to by the Dutch courts. The Company has the corporate power to enter into this Agreement and to perform its obligations thereunder.

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(xlvi) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 6 hereof do not contravene the laws or public policies of the Netherlands.

(xlvii) Legality; Legal Action. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Prospectus, this Agreement or the Securities in the Netherlands is not dependent upon such document being submitted into, filed or recorded with any court or other authority in the Netherlands on or before the date hereof or that any documentation taxes (commonly referred to as stamp duties), imposition or charge be paid in the Netherlands on or in respect of any such document, notwithstanding that court fees may be due in respect of or in connection with the enforcement by legal proceedings. Any holder of the Securities and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company (“Non-Specified Courts”) for the enforcement of any Related Judgement (as defined in Section 17 herein), as to which the jurisdiction of the Specified Courts (as defined in Section 17 herein) is non-exclusive, and such access to such Non-Specified Courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Netherlands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(b)                Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.          Sale and Delivery to Underwriters; Closing.

(a)                Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,054,054 Common Shares at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

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(c)                Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them, or pursuant to other arrangements as shall be agreed upon by the Company and the Representative prior to the Closing Time. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Goldman Sachs, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Delivery of the Initial Securities and any Option Securities shall be made through the facilities of The Depository Trust Company.

SECTION 3.          Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

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(b)                Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c)                Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e)                Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                 Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                Listing. The Company will use its reasonable best efforts to maintain its listing of the Common Shares (including the Option Securities) on The Nasdaq Global Select Market.

(i)                 Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any capital stock of the Company, or any securities convertible into or exercisable or exchangeable for capital stock of the Company or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to: (A) the Securities to be sold hereunder, (B) any Common Shares issued or delivered by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Common Shares issued or delivered or options to purchase Common Shares granted pursuant to existing employee benefit plans of the Company or CureVac AG referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, and (F) Common Shares or other securities issued in connection with a transaction that includes a commercial relationship (including strategic alliances, commercial lending relationships, joint ventures, licensing agreements, collaboration agreements and strategic acquisitions), provided that (i) the aggregate number of shares issued pursuant to this clause (F) shall not exceed 10.0% of the total number of outstanding Common Shares immediately following the issuance and sale of the Common Shares and (ii) the recipient of any such Common Shares or securities issued pursuant to this clause (F) during the 60-day restricted period shall enter into an agreement substantially in the form of Exhibit D hereto. For the avoidance of doubt the restrictions in this section 3(i) shall not apply to the Registration Rights Agreement entered into in connection with the initial public offering of the Company, as described in the General Disclosure Package and the Prospectus.

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(j)                 [Reserved.]

(k)                 Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)                 Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                  [Reserved.]

(o)                 Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(q)                 Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes, including any interest and penalties, which are required to be paid on (i) the execution, delivery and performance of this Agreement, or (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus.

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(r)                 No Withholding Taxes. The Company agrees that all amounts payable hereunder shall be paid free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made on behalf of the Company, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received had such deduction or withholding not been required; provided, however, that, upon request, each such person shall cooperate reasonably with the Company to reduce or eliminate amounts required to be so deducted or withheld.

SECTION 4.          Payment of Expenses.

(a)                Expenses. The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, including any stock or other Transfer Taxes, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel, lodging and any car travel expenses of representatives of the Underwriters shall be paid for by the Underwriters), and fifty percent (50%) of the cost of any aircraft chartered in connection with the road show (with the Underwriters agreeing to pay for the other fifty percent (50%) of the cost of the aircraft, as well as any other travel and lodging expenses of the Underwriters in connection with the road show), (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities provided that the amount payable by the Company pursuant to clause (v) above and this clause (viii), excluding requisite filing fees, shall not exceed $35,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on The Nasdaq Global Select Market and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third and fourth sentences of Section 1(a)(ii).

(b)                Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5, Section 9(a)(i) or (iii), or Section 10 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their reasonable, documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, provided, however, that if this Agreement is terminated pursuant to Section 10, the Company shall not be required to reimburse any costs, expenses, fees and disbursements whatsoever of the defaulting Underwriters that have failed to purchase the Securities that they have agreed to purchase hereunder.

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SECTION 5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)                Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto.

(c)                Opinion of Intellectual Property Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of each of ParkerHighlander PLLC and Graf von Stosch Patentanwaltsgesellschaft mbH, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits B-1 and B-2 hereto.

(d)                Opinion of Dutch Counsel for the Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of NautaDutilh N.V., Dutch counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

(e)                Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, in such form and substance as satisfactory to the Underwriters.

(f)                 Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

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(g)                 Chief Financial Officer’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representative shall have received a certificate of the Chief Financial Officer of the Company, dated the date of this Agreement or the Closing Time, as applicable, reasonably satisfactory to the Representative, as to the accuracy of certain data contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)                 Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)                 Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)                 Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on The Nasdaq Global Select Market, subject only to official notice of issuance.

(k)                 No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(l)                 Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

(m)               Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)       Officers’ Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificates delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)       Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

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(iii)       Opinion of Counsel for Company. If requested by the Representative, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Company, together with the favorable opinion of each of ParkerHighlander PLLC and Graf von Stosch Patentanwaltsgesellschaft mbH, intellectual property counsel for the Company, and NautaDutilh N.V., Dutch counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b), 5(c) and 5(d) hereof.

(iv)       Opinion of Counsel for Underwriters. If requested by the Representative, the favorable opinion of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v)       Bring-down Comfort Letter. If requested by the Representative, a letter from Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(n)                Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such additional customary documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(o)                Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6.          Indemnification.

(a)                Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

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(ii)       against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(c) below) any such settlement is effected with the written consent of the Company;

(iii)       against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                 Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                 Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)                 Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.          Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.          Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.          Termination of Agreement.

(a)                Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or The Nasdaq Global Select Market, or (iv) if trading generally on The Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

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(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 13 and 14 shall survive such termination and remain in full force and effect.

SECTION 10.      Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Goldman Sachs at 200 West Street, New York, New York 10282, Attention: Registration Department, Jefferies at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, and SVB Securities at 1301 Avenue of the Americas, 12th Floor, New York, New York 10019, Attention: Stuart R. Nayman, Esq.; notices to the Company shall be directed to it at Friedrich-Miescher-Strasse 15, 72076, Tübingen, Germany, attention of Mr. Franz-Werner Haas.

SECTION 12.      No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

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SECTION 13.      Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14.      Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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SECTION 15.     Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.      GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CureVac Inc. as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 18.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

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SECTION 19.      Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

SECTION 20.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21.      Affiliates. Sales of Common Shares made outside of the United States may be made by affiliates of the Underwriters acting as their agents.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

CureVac N.V.

		By	/s/ Dr. Franz-Werner Haas
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

Goldman Sachs & Co. LLC

By	/s/ Dan Cocks
Title: Managing Director

jefferies LLC

By	/s/ Charles Glazer
Title: Managing Director

svb securities LLC

By	/s/ Gabriel Cavazos
Title: Senior Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

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SCHEDULE A

The public offering price per share for the Securities shall be $9.25.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $8.6950, being an amount equal to the public offering price set forth above less $0.5550 per share.

Name of Underwriter	Number of Initial Securities
Goldman Sachs & Co. LLC	11,351,352
Jefferies LLC	8,108,108
SVB Securities LLC	6,756,757
Van Lanschot Kempen (USA) Inc.	810,811
Total	27,027,028

Sch A-1

SCHEDULE B-1

Pricing Terms

1.       The Company is selling 27,027,028 Common Shares.

2.       The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 4,054,054 Common Shares.

3.       The public offering price per share for the Securities shall be $9.25.

Sch B-1-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-2-1

SCHEDULE C

List of Persons and Entities Subject to Lock-up

1.	Franz-Werner Haas

2.	Pierre Kemula

3.	Ralf Clemens

4.	Mathias Hothum

5.	Baron Jean Stéphenne

6.	Hans Cristoph Tanner

7.	Craig A. Tooman

8.	Igor Splawski

9.	Antony Blanc

10.	Viola Bronsema

11.	Myriam Mendila

12.	Malte Greune

13.	Klaus Schollmeier

14.	Debra Barker

15.	dievini Hopp BioTech holding GmbH & Co. KG

Sch C-1

SCHEDULE D

Written Testing-the-Water Communications

None.

Sch D-1

Exhibit A

FORM OF OPINION OF COMPANY’S AND CUREVAC’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(1)	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned, the Underwriting Agreement has been duly executed and delivered by the Company.

(2)	Assuming that the Underwriting Agreement has been duly authorized, executed and delivered by the Company insofar as Dutch law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 17 of the Underwriting Agreement, validly and irrevocably submitted to the personal jurisdiction of any state or United States federal court located in the Borough of Manhattan, the City of New York, New York (each a “New York Court”) in any action arising out of or relating to the Underwriting Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed CureVac Inc. as its authorized agent for the purpose described in Section 17 thereof; and service of process effected on such agent in the manner set forth in Section 17 thereof will be effective to confer valid personal jurisdiction on the Company. We express no opinion as to whether a New York State or United States federal court would enforce the exclusivity of the jurisdiction of any New York State or United States federal court provided for in the Underwriting Agreement.

(3)	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “Investment Company,” as such term is defined in the Investment Company Act of 1940, as amended.

(4)	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of the statutory laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

(5)	No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion.

Exhibit A-1

Exhibit B-1

FORM OF OPINION OF PARKERHIGHLANDER PLLC, THE COMPANY’S INTELLECTUAL PROPERTY COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)

i.	Exhibit A attached hereto sets forth an accurate list of the Company United States Patents for which we have acted as intellectual property counsel to the Company;

ii.	To our knowledge, the Company United States Patents have all been assigned by the named inventors to the Company or its subsidiaries; except as disclosed in the Disclosure Documents and/or Exhibit A, the Company or its subsidiaries is listed in the records of the United States Patent and Trademark Office (the “USPTO”) as the sole assignee of the Company United States Patents; to our knowledge there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of the Company United States Patents; to our knowledge there are no liens, security interests or encumbrances that have been filed against any of the Company United States Patents and such patents and applications are valid and in full effect;

iii.	To our knowledge, there are no facts that are reasonably likely to provide a basis for a finding of unenforceability or invalidity of any of granted patents listed in Exhibit A;

iv.	To our knowledge, the pending applications within the Company United States Patents have been properly filed on behalf of the Company or its subsidiaries and are being diligently prosecuted and duly maintained;

v.	To our knowledge, the duty of candor and good faith as required by the USPTO during prosecution of the patent applications listed in Exhibit A is being complied with; to our knowledge, all information material to the patentability of inventions known to the inventors and the Company or its subsidiaries is being disclosed to the USPTO in accordance with 37 C.F.R. § 1.56; to our knowledge, all information submitted to the USPTO in connection with the prosecution of the Company United States Patents was and is accurate in all material aspect;

vi.	To our knowledge, no facts exist that have led us to the conclusion that the Company or its subsidiaries lack or will be unable to obtain any rights to the Company United States Patents. We are not aware of any fact with respect to the patent applications included in the Company United States Patents presently on file that (A) would necessarily preclude the issuance of patents with respect to such applications, (B) would lead us to necessarily conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations, or that any such patents issuing in respect of such applications would not be entitled to a statutory presumption of validity and enforceability by the assignee, or (C) would result in a third party having any rights in any patents issuing from such patent applications;

Exhibit B-1-1

vii.	Except with respect to C.A. No. 1:22-cv-11202 filed in the United States District Court for the District of Massachusetts, there are no pending or, to our knowledge, threatened claims, suits, judicial proceedings, interferences, oppositions, or governmental proceedings (other than those associated with the normal examination and approval of pending patent applications) relating to the Company United States Patents;

viii.	To our knowledge, the product candidates mentioned in the Disclosure Documents as being developed by the Company fall within the scope of the claims of one or more patent or patent application within the Company United States Patents owned by the Company or its subsidiaries;

ix.	To our knowledge, the operation of the Company or its subsidiaries, as now conducted or as proposed to be conducted in the Disclosure Documents, does not conflict with, infringe, misappropriate or otherwise violate a valid claim of a patent held by any third party; no actions, suits or proceedings have been asserted, threatened, or are pending against the Company or its subsidiaries alleging infringement of a patent or other intellectual property right of any third party; and no court or government body, domestic or foreign, has issued any order, judgment, decree, or injunction restricting the operation of the business of the Company or its subsidiaries based on the intellectual property of a third party; except with respect to C.A. No. 1:22-cv-11202 filed in the United States District Court for the District of Massachusetts, there are no pending actions, suits or proceedings related to infringements by others of any of the Company United States Patents;

x.	To our knowledge, the statements and information relating to the Company’s and or any of its subsidiaries’ owned proprietary rights in the Intellectual Property Portions of each of the Disclosure Documents fairly and completely present the matters disclosed therein and are accurate in all material respects; no facts have come to our attention that caused us to believe that: (i) the Intellectual Property Portions to the extent they relate to Company United States Patents included in the Registration Statement, at the time that the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) to our knowledge, the Intellectual Property Portions included in the General Disclosure Package, taken as a whole as of the Applicable Time, contained any untrue statement of a material fact or omitted to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) to our knowledge, the Intellectual Property Portions included in the Prospectus, as of its date or dates as amended or supplemented, as applicable, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary, in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Exhibit B-1-2

Exhibit B-2

FORM OF OPINION OF GRAF VON STOSCH PATENTANWALTSGESELLSCHAFT MBH, THE COMPANY’S INTELLECTUAL PROPERTY COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)

i. Exhibit A attached hereto sets forth a list of the Company European and other non-US Patents provided by CureVac’s IP department and not reviewed by ourselves in terms of completeness, for which we have acted as intellectual property counsel to the Company. The undersigned is not responsible for the payment of maintenance fees since January 1, 2021. Thus, the undersigned cannot make any statement as to the payment of maintenance fees since January 1, 2021 for the Company European and other non-US Patents on Exhibit A and the status of these IP rights.

ii. To our knowledge, the Company European and other non-US Patents have all been assigned by the named inventors to the Company or its subsidiaries except as disclosed in the Registration Statement; to our knowledge, the Company or its subsidiaries is listed in the records as the assignee of the Company European and other non-US Patents and, to our knowledge, there are no rights of third parties to the Company European or other non-US Patents except as disclosed in the Registration Statement, and as disclosed by Exhibit A.

iii. To our knowledge, there are no currently asserted or unasserted claims of any persons disputing the inventorship or ownership of any of the Company European or other non-US Patents.

iv. To our knowledge, the pending applications within the Company European and other non-US Patents have been properly filed on behalf of the Company or its subsidiaries and are being diligently prosecuted.

v. To our knowledge, there are no pending or threatened claims, suits, judicial proceedings, interferences or governmental proceedings (other than those associated with the normal examination and approval of pending patent applications) relating to the Company European and other non-US States Patents, other than various opposition proceedings in Europe and Australia, and other than listed in Exhibit B.

vi. We are not aware of any fact with respect to the patent applications included in the Company European and other non-US Patents presently on file that would result in a third party having any rights in any patents issuing from such patent applications.

vii. To our knowledge, all of the product candidates mentioned in the Disclosure Documents as being developed by the Company fall within the scope of the claims of one or more patent or patent application within the Company European and other non-US Patents owned (or co-owned) by the Company or its subsidiaries.

viii. To our knowledge, no actions, suits or proceedings have been asserted, threatened, or are pending against the Company or its subsidiaries alleging infringement of a patent or other intellectual property right of any third party in Europe or other non-US countries; and no court or government body, domestic or foreign, has issued any order, judgment, decree, or injunction restricting the operation of the business of the Company or its subsidiaries based on the intellectual property of a third party in Europe or other non-US countries.

ix. The Company currently asserts European/German IP rights against another party before the Düsseldorf Court, claiming damages resulting from third party’s marketing of a Covid 19 mRNA vaccine.

Exhibit B-2-1

Exhibit C

FORM OF OPINION OF NAUTADUTILH N.V., THE COMPANY’S DUTCH COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(d)

Incorporation and Corporate Status

1.	The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid and is validly existing as a naamloze vennootschap.

Corporate Power

2.	The Company has the corporate power (i) to enter into the Offering Documents and to perform its obligations thereunder, (ii) to issue the Offer Shares [and the Option Shares] pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and (iii) to exclude pre-emption rights (voorkeursrechten) with respect to such issuance of Offer Shares and the granting of the Option, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to such issuance of Option Shares. The Company does not violate any provision of its Articles of Association by (i) entering into the Offering Documents and performing its obligations thereunder, (ii) issuing the Offer Shares [and the Option Shares] pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and (iii) excluding pre-emption rights (voorkeursrechten) with respect to such issuance of Offer Shares and the granting of the Option, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to such issuance of Option Shares.

Corporate Action

3.	The Company has taken all corporate action required by its Articles of Association and Dutch law in connection with the Company (i) entering into the Offering Documents and performing its obligations thereunder, (ii) issuing the Offer Shares [and the Option Shares] pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and (iii) excluding pre-emption rights (voorkeursrechten) with respect to such issuance of Offer Shares and the granting of the Option, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to such issuance of Option Shares.

Valid Signing

4.	The Offering Documents have been validly signed on behalf of the Company.

Offer Shares [and Option Shares]

5.	The Offer Shares [and the Option Shares] have been validly issued pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and, subject to receipt by the Company of payment in full for the Offer Shares [and the Option Shares] as provided for in the Offering Documents, are fully paid and non-assessable.

Exhibit C-1

Pre-emption Rights

6.	The pre-emption rights (voorkeursrechten) with respect to the issuance of the Offer Shares have been validly excluded. The pre-emption rights (voorkeursrechten) with respect to the granting of the Option have been validly excluded, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to the issuance of the Option Shares.

Statements in the Registration Statement

7.	All statements made in the Registration Statement under the captions "Description of Share Capital and Articles of Association", in respect of Dutch law or the Current Articles and to the extent they do not relate to factual statements, are true and accurate in all material respects and provide fair summaries of the matters of Dutch law or the Current Articles, as the case may be, as referred to therein as at the date of the Registration Statement.

8.	All statements made in the Registration Statement under the caption "Taxation—Material Dutch Tax Considerations", in each case in respect of Dutch tax law and to the extent they do not relate to factual statements, provide a fair summary of the matters of Dutch tax law as referred to therein and that summary is true and accurate in all material respects as at the date of the Registration Statement, subject to the introduction and exceptions in the first paragraphs of such statement.

Authorised Share Capital

9.	The authorized share capital (maatschappelijk kapitaal) of the Company amounts to EUR 92,700,000 divided into 386,250,000 ordinary shares and 386,250,000 preferred shares with a nominal value of EUR 0.12 each.

Choice of Law / Enforceability

10.	The choice of the laws of the State of New York to govern the obligations of the Company under the Underwriting Agreement is recognised under Dutch law and, accordingly, the enforceability of those obligations is determined under Dutch law by reference to the laws of the State of New York.

11.	The choice of Dutch law to govern the obligations of the Company under the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares] is a legal, valid and binding choice of law, which is recognised under Dutch law and will be given effect to by the Dutch courts.

12.	The obligations of the Company under the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares] constitute the legal, valid and binding obligations of the Company, enforceable against it in the Netherlands in accordance with their terms.

Choice of Law Appointment Process Agent

13.	The choice of the laws of the State of New York to govern the appointment by the Company of an agent for service of process in the Underwriting Agreement is recognised under Dutch law.

Exhibit C-2

No Violation of Law

14.	The (i) entering into of the Offering Documents and the performance of its obligations thereunder, (ii) the issuance of the Offer Shares [and the Option Shares] pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and (iii) the exclusion of pre-emption rights (voorkeursrechten) with respect to such issuance of Offer Shares and the granting of the Option, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to such issuance of Option Shares, in each case by the Company, does not in itself result in a violation of Dutch law.

No Authorisations, Consents or Approvals

15.	No authorisation, consent, approval, licence or order from or notice to or filing with any regulatory or other authority or governmental body of the Netherlands is required by the Company in order to allow under Dutch law (i) its entering into of the Offering Documents and the performance of its obligations thereunder, (ii) the issuance of the Offer Shares [and the Option Shares] pursuant to the Deed of Issue of Offer Shares [and the Deed of Issue of Option Shares, respectively,] and (iii) the exclusion of pre-emption rights (voorkeursrechten) with respect to such issuance of Offer Shares and the granting of the Option, as a consequence of which no pre-emption rights (voorkeursrechten) apply with respect to such issuance of Option Shares.

Jurisdiction

16.	The agreement conferring jurisdiction in the Underwriting Agreement is recognised under Dutch law and will be given effect to by the Dutch courts.

No Immunity

17.	The Company does not enjoy any right of immunity from legal proceedings in the Netherlands in relation to the Offering Documents, it cannot claim immunity from the enforcement of judgments of Dutch courts and its assets located in the Netherlands do not enjoy immunity from attachment or enforcement in the Netherlands.

Enforcement of Judgments

18.	A judgment of the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the state courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts") cannot be enforced in the Netherlands. In order to obtain a judgment in respect of the Underwriting Agreement that can be enforced in the Netherlands against the Company, the dispute will have to be re-litigated before the competent Dutch court. This court will have discretion to attach such weight to the judgment of the Specified Courts as it deems appropriate. Given the submission by the Company to the jurisdiction of any Specified Courts, the Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the obligations under the Underwriting Agreement without re-examination or re-litigation of the substantive matters adjudicated upon. This would require (i) the court involved accepted jurisdiction on the basis of an internationally recognised ground to accept jurisdiction, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognisable in the Netherlands.

Exhibit C-3

No Tax Residency

19.	None of the Addressees will become or deemed to become resident or domiciled in the Netherlands for Dutch tax purposes or otherwise become subject to Dutch taxation on income or capital gains by reason only of the signing or enforcement of the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

No Stamp Duties

20.	No Dutch documentation taxes (commonly referred to as stamp duties) will be payable by the Addressees in respect of or in connection with the signing of the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

Exhibit C-4

Exhibit D

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(l)

The undersigned, an officer and/or director of CureVac N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”), understands that Goldman Sachs & Co. LLC (“Goldman Sachs”), Jefferies LLC (“Jefferies”) and SVB Securities LLC (“SVB Securities,” together with Goldman Sachs and Jefferies, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Offering”) of the Company’s common shares, par value €0.12 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or a supervisory board member or management board member of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-up Period”), the undersigned will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise.

If the undersigned is a supervisory board member or management board member of the Company, the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares, the Representative will notify the Company of the impending release or waiver. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the preceding paragraphs shall not apply to:

(i)       if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift or gifts, pursuant to a will or other testamentary document, (b) to any trust for the direct or indirect benefit of the undersigned, (c) to the immediate family of the undersigned, (d) to an affiliate (as defined below) of the undersigned or (e) to any investment vehicle or affiliates thereof controlled by the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(ii)       if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers (whether for consideration or for no value): (a) to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, (b) to the ultimate beneficiary of the undersigned or his/her respective immediate family, (c) to any family foundation or trust established by the before mentioned under (b) (not for value), or (d) to any affiliate of the before mentioned under (a) through (c), as the case may be;

Exhibit D-5

(iii)      if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this letter agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned, or to any investment fund controlled or managed by the undersigned or any of its affiliates;

(iv)     any transfers made pursuant to a court or regulatory agency order, such as pursuant to a qualified domestic order or in connection with a divorce settlement;

(v)      transfers of Common Shares or any security convertible into Common Shares made by the undersigned to the Company or existing stockholders in the Company solely to satisfy tax withholding obligations or in connection with a cashless exercise pursuant to the Company’s equity incentive plans or arrangements disclosed in the final prospectus relating to the Offering, including, for the avoidance of doubt, VSOPs or Prior VSOPs, as defined in the Registration Statement of the Offering;

(vi)     the transfer of Common Shares, or other securities convertible into or exercisable or exchangeable for Common Shares, in each case acquired in open market transactions after completion of the Offering;

(vii)    the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), provided, however, that (a) such plan does not provide for, or permit, the sale of any Common Shares during the Lock-Up Period and (b) no public announcement or filing is voluntarily made or required, including in any filings under the Exchange Act, regarding such plan during the Lock-Up Period;

(viii)   transactions pursuant to a Rule 10b5-1 Plan, entered into by the undersigned prior to the date hereof; provided that any filings made under the Exchange Act upon any sales during the Lock-Up Period shall clearly indicate that such sales were pursuant to a Rule 10b5-1 Plan; and

(ix)      the transfer of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the ownership of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter agreement;

provided, however, that in the case of any transfer described in clause (i) through (v) above, it shall be a condition to the transfer that the transferee executes and delivers to the Representative a written agreement, in substantially the form of this letter agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise reasonably satisfactory in form and substance to the Representative; provided further, for the avoidance of doubt, that in the case of any transfer permitted in this letter agreement, any filing required under Section 16 of the Exchange Act to be made during the Lock-Up Period shall include a statement to the effect that (A) such transaction reflects the circumstances described herein and (B) the Common Shares received or transferred are subject to this letter agreement (as applicable). For the purposes of clause (viii), “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity). The term “affiliate” in this letter agreement shall have the meaning set forth in Rule 405 under the Securities Act.

Exhibit D-6

For avoidance of doubt, nothing in this letter agreement prohibits the undersigned from receiving, exercising or exchanging any options or warrants to acquire Common Shares or any securities convertible into, exchangeable for or that represent the right to receive Common Shares of the Company (which exercises may be effected on a cash or cashless basis to the extent the instruments representing such options or warrants permit exercises on a cash or cashless basis), including under the Company’s existing equity plans or pursuant to new or amended equity plans, it being understood that any Common Shares issued upon such exercises or exchanges, or pursuant to such existing or new plans or amendments, (i) will be subject to the restrictions of this letter agreement, and (ii) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that (A) the filing relates to the exercise of a share option, (B) that no Common Shares were sold by the reporting person and (C) that Common Shares received upon exercise of the share option are subject to this letter agreement with the underwriters of the Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

If (i) the Company notifies the Representative in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed by February 28, 2023 (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for an additional 30 days), or (iii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Shares to be sold thereunder, then this letter agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this letter agreement.

Very truly yours,

Signature:
Print Name:

Exhibit D-7